Exhibit 5.1

October 18, 2024

Prairie Operating Co.
602 Sawyer Street, Suite 710
Houston, Texas 77007

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Prairie Operating Co., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), relating to the offer and sale by the Company, from time to time, of:

(1) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

(2) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”);

(3) warrants for the purchase of shares of Common Stock or Preferred Stock (“Warrants”);

(4) rights to purchase shares of Common Stock, shares of Preferred Stock or Warrants (“Rights”); and

(5) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Warrants, Rights, or any combination of the securities under the Registration Statement (“Units” and together with the Common Stock, Preferred Stock, Warrants, and Rights, the “Primary Securities”);

all of which may be issued and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at an aggregate initial offering price not to exceed $150,000,000.

The Registration Statement also registers the resale of an aggregate of 7,166,935 shares (the “Resale Shares”) of Common Stock by certain stockholders (the “Selling Stockholders”), consisting of:

(1)	1,827,040 shares of Common Stock issued in accordance with the terms of, and the transactions contemplated by, the Securities Purchase Agreement (the “SPA”), dated as of September 30, 2024, between the Company and the purchaser party thereto (the “SPA Shares”);

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(2)	1,141,552 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock of the Company (the “Note Warrants”) issued to certain investors in accordance with the terms of a subordinated promissory note (the “Subordinated Note”) of the Company entered into on September 30, 2024 (the “Warrant Shares”);

(3)	100,000 shares of Common Stock issued to YA II PN, LTD. (“YA”) as a commitment fee, in accordance with the terms of the Standby Equity Purchase Agreement (the “SEPA”), dated September 30, 2024, between the Company and YA (the “Commitment Shares”); and

(4)	4,098,343 shares of Common Stock issuable in accordance with the terms of, and the transactions contemplated by, the SEPA (the “SEPA Shares”), or upon the conversion of the convertible promissory note (the “Convertible Note”), issued by the Company to YA on September 30, 2024 (the “Convertible Note Shares”).

We have also participated in the preparation of the Prospectuses (each, a “Prospectus”) contained in the Registration Statement, including the Prospectus covering the Primary Securities (the “Primary Prospectus”), the Prospectus covering the resale of the Commitment Shares, the SEPA Shares and the Convertible Note Shares (the “SEPA Prospectus”) and the Prospectus covering the resale of the Warrant Shares and the SPA Shares (the “Resale Prospectus” and, together with the SEPA Prospectus, the “Secondary Prospectuses”). The Primary Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Primary Prospectus contained in the Registration Statement. The Resale Shares may be offered by the Selling Stockholders as set forth in the Secondary Prospectuses.

In connection with this opinion, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine;

(iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(v) with respect to any offering of Primary Securities, one or more Prospectus Supplements to the Primary Prospectus will have been prepared and filed with the Commission describing the Primary Securities offered thereby and will comply with applicable laws;

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(vi) the Primary Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement;

(vii) with respect to any offering of Warrants, a warrant agreement relating to the Warrants (the “Warrant Agreement”) will be duly authorized, executed and delivered by the parties thereto;

(viii) the form and terms of any Primary Securities, the issuance, sale and delivery thereof by the Company and the incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements of the Company or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon it, or to which the issuance, sale and delivery of such Primary Securities, or the incurrence or performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity;

(ix) each person signing the documents we examined has the legal capacity and authority to do so;

(x) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance;

(xi) a definitive purchase, underwriting or similar agreement with respect to any Primary Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(xii) any Primary Securities issuable upon conversion, exchange or exercise of any Preferred Stock, Warrants, Rights or Units being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(xiii) the Warrant Shares will have been issued in accordance with the terms of the Note Warrants and the Subordinated Note and in the manner described in the Registration Statement and the Resale Prospectus;

(xiv) the SEPA Shares will have been issued in accordance with the terms of the SEPA and in the manner described in the Registration Statement and the SEPA Prospectus;

(xv) the Convertible Note Shares will have been issued in accordance with the terms of the Convertible Note and in the manner described in the Registration Statement and the SEPA Prospectus;

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(xvi) the Secondary Prospectuses identifying the applicable Selling Stockholders will be delivered to any purchaser of the Resale Shares as required in accordance with applicable federal and state securities laws; and

(xvii) all of the Resale Shares will be sold in compliance with applicable federal and state securities laws and in the manner specified in the applicable Secondary Prospectus and the Registration Statement.

In connection with this opinion, we have examined and relied upon (i) the Registration Statement, the Primary Prospectus and the Secondary Prospectuses, (ii) the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, (iii) the SPA, (iv) the Note Warrants and the Subordinated Note; (v) the SEPA and the Convertible Note, and (vi) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company, when (i) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (b) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of such Primary Security or the instrument governing such Primary Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be legally issued, fully paid and non-assessable;

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2. With respect to shares of any series of Preferred Stock offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designations, preferences and rights with respect to the series with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Shares shall have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of such Primary Security or the instrument governing such Primary Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock) the shares of the series of the Preferred Stock will be legally issued, fully paid and non-assessable;

3. With respect to any Warrants offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (iii) the terms of any of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

4. With respect to any Rights offered by the Company, when (i) the Board has taken all necessary corporate action to approve the creation of and the terms of the Rights, the terms of the offering thereof, and related matters, (ii) the agreements relating to the Rights have been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company, and (iii) the Rights or certificates representing the Rights have been duly executed, countersigned, registered, and delivered (or non-certificated Rights shall have been properly issued) in accordance with the appropriate agreements relating to the Rights and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers either (a) upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of the Primary Security or the instrument governing the Primary Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

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5. With respect to any Units offered by the Company, when (i) the Board has taken all necessary corporate action to approve the creation of and terms of the Units, the terms of the offering thereof, and related matters, (ii) the agreements relating to the Units have been duly authorized and validly executed and delivered by the Company and the unit agent appointed by the Company, and (iii) the Units or certificates representing the Units have been duly executed, countersigned, registered, and delivered (or non-certificated Units shall have been properly issued) in accordance with the appropriate agreements relating to the Units and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, for the consideration approved by the Board, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

6. The SPA Shares and the Commitment Shares have been duly authorized and are validly issued, fully paid and nonassessable;

7. The Warrant Shares issuable upon the exercise of the Note Warrants have been duly authorized for issuance and, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Subordinated Note and the Note Warrants, will be validly issued, fully paid and nonassessable;

8. The SEPA Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the SEPA, will be validly issued, fully paid and nonassessable; and

9. The Convertible Note Shares have been duly authorized for issuance and, when issued upon conversion of the Convertible Note in accordance with the Convertible Note and the SEPA, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

The foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the headings “Legal Matters” in each Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.